UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2004

SBS Technologies, Inc.
(Exact name of registrant as specified in its charter)

New Mexico	1-10981	85-0359415
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 Louisiana Blvd. NE AFC Building 5, Suite 600
Albuquerque, New Mexico    87110
(Address of principal executive offices including zip code)

(505) 875-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 14, 2004, SBS Technologies, GmbH & Co. KG (a subsidiary of SBS Technologies, Inc., German Holdings LLC, a subsidiary of SBS Technologies, Inc.) and Edwin Mair KG entered into an addendum (the "Amendment") to an existing lease agreement dated July 27 and August 9, 1995 (the "Lease") between the parties. The purpose of the Amendment was to extend the term of the Lease for a period of five years through January 31, 2011, and to add to the lease approximately 7,500 square feet of new space, with an adjustment to the basic rent due under the Lease, in a building located at Memminger Str 14, 86165 Augsburg, Germany. The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, "Entry into a Material Definitive Agreement," is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.1 *

Addendum to Lease Agreement between Edwin Mair KG and SBS Technologies, GmbH & Co. KG (a wholly-owned subsidiary of SBS Technologies, Inc., German Holdings LLC, a wholly-owned subsidiary of SBS Technologies, Inc.) dated September 14, 2004.

* Provided in PDF format as a courtesy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS TECHNOLOGIES, INC.

	By:	/S/ JAMES E. DIXON, JR
James E. Dixon, Jr.
Executive Vice President, Chief Financial Officer, and Treasurer

Dated: September 16, 2004

EXHIBIT INDEX
Exhibit Number	Description

10.1 *

Addendum to Lease Agreement between Edwin Mair KG and SBS Technologies, GmbH & Co. KG (a wholly-owned subsidiary of SBS Technologies, Inc., German Holdings LLC, a wholly-owned subsidiary of SBS Technologies, Inc.) dated September 14, 2004.

* Also provided in PDF format as a courtesy